UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                          ----------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------

Date of Report (Date of earliest event reported)  April 27, 2005


                              BALDWIN & LYONS, INC.
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             (Exact name of registrant as specified in its charter)


              INDIANA                      0-5534              35-0160330
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  (State or other jurisdiction of        (Commission         (IRS Employer
   incorporation or organization)        File Number)      Identification No.)


1099 NORTH MERIDIAN STREET, INDIANAPOLIS, INDIANA                 46204
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:        (317) 636-9800
                                                   -----------------------------


                                 Not applicable
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         (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF
      240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

The following information, including the Exhibit to this Form 8-K, is being furnished pursuant to Item 2.02 - Results of Operations and Financial Condition of Form 8-K and is being presented under Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

On April 27, 2005, Baldwin & Lyons, Inc. (Baldwin) issued a press release announcing the results of its operations for the first quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference to this Item 9 and Item 12 as if fully set forth herein.

Throughout its press release and in the conference call to discuss the results of its operations for the first quarter 2005, Baldwin presents and will present its results and operations in the manner it believes will be the most meaningful, which includes some measures that are not based on accounting principles generally accepted in the United States (GAAP).

Baldwin management uses operating revenue, a non-GAAP financial measure, which is revenue excluding pre-tax realized investment gains and losses. It also uses operating income which is net income excluding after tax realized investment gains and losses. These financial measures are used to evaluate the Company's performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and could distort the analysis of trends. Baldwin believes that the insurance industry equity analysts exclude realized gains and losses on investments in their analysis of Baldwin's results for the same reason.

The combined ratios and the components thereof are presented in accordance with statutory accounting principles applied to the GAAP underwriting results.

A copy of this press release is also posted on the Company's website.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BALDWIN & LYONS, INC.


April 28, 2005                   By /S/ Gary W. Miller
                                    ------------------------------
                                    Gary W. Miller, Chairman
                                    and CEO
                                    (Chief Operating Officer)

                                                                    Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]
BALDWIN & LYONS, INC.
PROTECTIVE INSURANCE COMPANY
SAGAMORE INSURANCE COMPANY
B & L INSURANCE, LTD. (BERMUDA)
[OBJECT OMITTED]
1099 NORTH MERIDIAN STREET
Indianapolis, IN 46204
(317) 636-9800


Subj:  Baldwin & Lyons, Inc.                                      April 27, 2005
       Unaudited First Quarter                Press Contact:  G. Patrick Corydon
                                                                  (317) 636-9800
                                                     corydon@baldwinandlyons.com


                              FOR IMMEDIATE RELEASE

         INDIANAPOLIS, INDIANA, APRIL 27, 2005--Baldwin & Lyons, Inc. (NASD:
BWINA, BWINB) today announced first quarter operating income, defined as net income before capital gains or losses, of $7.1 million, or $.48 per share, equal to amounts reported for the first quarter of 2004. Capital gains of $3.2 million, or $.22 per share, were realized during the current quarter compared to capital gains of $3.8 million, or $.26 per share in the prior year quarter. Including capital gains, first quarter net income was $10.3 million, or $.70 per share, compared to the first quarter record of $10.9 million, or $.74 per share, reported a year earlier.

Gary Miller, CEO commented on the quarter's results, "This was a good quarter for operations. Net written and earned premiums were up nicely reflecting the increases in our reinsurance retention, trucking revenues and premium rates, all of which we have previously discussed. All products were profitable. Of special note, losses in our fleet trucking product, which have been troublesome the past few quarters, were down from those quarters' levels, contributing to Protective's good results. Sagamore also performed well with continuing excellent margins in its personal auto product. And it seems that we have finally seen the bottom in the decline in investment income, with this quarter's investment income up over the prior year's first quarter and the fourth quarter of 2004."

Net written premium increased 14% over the first quarter of last year and was 24% above the fourth quarter of 2004. Direct premium written had smaller increases of 1% and 13%, respectively, showing the effect of the increased reinsurance retention. Protective's net written premium increased 37 % year-to-year, while the discontinuance of the small business workers compensation product caused a 15% reduction in Sagamore's written premium. Net premium earned, at $46.7 million, was an increase of 21% over last year's first quarter.

Compared to the immediately previous quarter, pre-tax investment income increased 5% and was 4% more than the first quarter of last year. Continuing positive cash flow created more funds to invest and short-term yields have increased. Portfolio durations have not been changed and remain short.

The consolidated combined ratio of 90.6% produced an underwriting gain of $4.4 million compared to a combined ratio of 92.4% and an underwriting gain of $2.9 million for the first quarter of 2004. The consolidated loss and loss expense ratio increased marginally from 65.6% in the prior year period to 67.8%. The consolidated underwriting expense ratio of 22.8% compares to 26.8% for the 2004 first quarter. Each of the Company's products had an underwriting profit for the quarter.

Shareholders' equity decreased $.4 million from December 31, 2004 due to a $7.1 million drop in unrealized net gains on investments and the payment of $3.7 million in regular and extra dividends to shareholders during the quarter. Book value per common share outstanding decreased to $22.01 at March 31, 2005 from $22.04 at year end 2004.

CONFERENCE CALL INFORMATION:
Baldwin & Lyons, Inc. has scheduled a conference call for April 28, 2005 at 11:00 AM EDT (New York Time) to discuss results for the first quarter ended March 31, 2005. To gain access to the webcast of this call, please log on to http://www.viavid.net/detailpage.aspx?sid=000023FC at least 15 minutes prior to the call to register and to download the necessary audio software. The webcast will be archived on the site until July 27, 2005.

You may also access the webcast through a link on our investor relations page at www.baldwinandlyons.com.

To participate via teleconference, investors may dial 800-811-8845 (U.S./Canada) or 913-981-4905 (International or local) at least five minutes prior to the beginning of the call. A replay of the call will be available through May 5, 2005 by calling 888-203-1112 or 719-457-0820 and referencing passcode 9547349.

Also available on our investor relations page are complete interim financial statements, information regarding our business segments, and copies of our filings with the Securities and Exchange Commission.

[OBJECT OMITTED]
FINANCIAL HIGHLIGHTS (UNAUDITED)
Baldwin & Lyons, Inc. and Subsidiaries
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              Three Months Ended
                                                   March 31,
                                         ---------------------------
                                             2005            2004
                                         ------------    -----------

Operating revenue                            $51,803        $43,575
Realized gains                                 4,936          5,818
                                         ------------    -----------

                       Total revenue         $56,739        $49,393
                                         ============    ===========

Income before realized capital
  transactions                               $ 7,138        $ 7,117
Realized net gains on investments,
   net of federal income taxes                 3,208          3,782
                                         ------------    -----------

                          Net income         $10,346        $10,899
                                         ============    ===========

Per share data - diluted:
   Average number of shares                   14,845         14,815

   Income before realized
     capital transactions                      $ .48          $ .48
   Realized net gains on investments             .22            .26
                                         ------------    -----------

                          Net income           $ .70          $ .74
                                         ============    ===========

Dividends paid to shareholders                 $ .25          $ .50

Annualized return on average
  shareholders' equity:
   Operating income                            10.0%          10.1%

   Net income                                  14.5%          15.5%

Consolidated combined ratio of
  insurance subsidiaries (GAAP basis)          90.6%          92.4%



[OBJECT OMITTED]
FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. READERS ARE ENCOURAGED TO REVIEW THE COMPANY'S ANNUAL REPORT FOR ITS FULL STATEMENT REGARDING FORWARD-LOOKING INFORMATION.